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                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                    SHANDA INTERACTIVE ENTERTAINMENT LIMITED
             (Exact name of registrant as specified in its charter)


           Cayman Islands                              Not Applicable
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                        No.1 Intelligent Office Building
             No. 690, Bibo Road, Zhangjiang Micro-Electronics Harbor
                     Pudong New Area, Shanghai 201203, China
    (Address, including ZIP code of registrant's principal executive offices)


                      ------------------------------------


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on
Title of each class                             which each class is to be
to be so registered                                     registered
-------------------                             -------------------------

       None                                               None


Securities Act registration statement file number to which this form relates:
_____________ (if applicable)


Securities to be registered pursuant to Section 12(g) of the Act:

                   Ordinary Shares, par value $0.01 per share*
                (not for trading; but only in connection with the
                           American Depositary Shares)
                                (Title of class)

* American Depositary Shares, each representing 2 Ordinary Shares, are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 for listing on the Nasdaq National Market, and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
---------------------------------------------------------------

     This Registration Statement relates to the Ordinary Shares, par value $0.01 per share, of Shanda Interactive Entertainment Limited, an exempted company incorporated in the Cayman Islands (the "Registrant"). A description of such Ordinary Shares is contained under the heading "Description of Share Capital," "Description of American Depositary Shares" and "Taxation" in the Registrant's Registration Statement on Form F-1, filed with the Securities and Exchange Commission on April 2, 2004 (Registration No. 333-114177), as amended, which description is incorporated herein by reference.


ITEM 2. EXHIBITS.
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1.   Copy of Specimen Ordinary Share Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form F-1).

2. Copy of Specimen American Depositary Receipts (incorporated by reference from Exhibit 4.4 to the Registrant's Registration Statement on Form F-1).

3. Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form F-1).

4. Shareholders Agreement of Shanda Interactive Entertainment Limited among Shanda Interactive Entertainment Limited, Shanghai Shanda Internet Development Co., Ltd., Shanda Media Limited, Shanda Investment International Limited, Tianqiao Chen, Danian Chen and SB Asia Infrastructure Fund L.P. dated December 19, 2003 (incorporated by reference from Exhibit 4.2 to the Registrant's Registration Statement on Form F-1).

5. Form Deposit Agreement among Shanda Interactive Entertainment Limited, The Bank of New York and owners and beneficial owners of American Depositary Receipts issued thereunder (incorporated by reference from Exhibit 1 to the Registrant's Registration Statement on Form F-6).

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                SHANDA INTERACTIVE ENTERTAINMENT
                                                LIMITED



Date: April 23, 2004                            By: /s/ Tianqiao Chen
                                                    ----------------------------
                                                Tianqiao Chen
                                                Chairman, Board of Directors

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